PayPal PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

Third Quarter 2021 Results

San Jose, California, November 8, 2021

Q3'21: Total Payment Volume (TPV) reaches $310 billion with 416 million active accounts

- TPV of $310 billion, growing 26%, and 24% on an FX-neutral basis (FXN); net revenue of $6.18 billion, growing 13% on a spot and FXN basis
- GAAP EPS of $0.92 compared to $0.86 in Q3'20; non-GAAP EPS of $1.11 compared to $1.07 in Q3'20
- 13.3 million Net New Active Accounts (NNAs) added; ended the quarter with 416 million active accounts
- Operating Cash Flow of $1.51 billion, growing 15%; Free Cash Flow of $1.29 billion, growing 20%

FY'21: Revenue expected to grow ~18% and end the year with >430M active accounts

- TPV growth now expected to be in the range of ~33%-34% at current spot rates and ~31%-32% on an FXN basis; net revenue expected to be in the range of ~$25.3 billion to ~$25.4 billion, representing growth of ~18% at current spot rates and ~17% on an FXN basis
- GAAP EPS expected to be ~$3.62 compared to $3.54 in FY'20; non-GAAP EPS expected to grow ~19% to ~$4.60
- ~55 million NNAs expected to be added in FY'21, including ~3 million active accounts added from the acquisition of Paidy
- Venmo users in the U.S. will be able to pay with Venmo on Amazon.com starting in 2022

Q3'21 Highlights

	GAAP		Non-GAAP	
	USD $	YoY Change	USD $	YoY Change
Net Revenues	$6.18B	13%*	$6.18B	13%*
Operating Income	$1.04B	7%	$1.47B	(1%)
EPS	$0.92	7%	$1.11	4%

* On a spot and FXN basis

"Our third quarter results show solid growth on top of a record year. The strength of PayPal's two-sided platform and ubiquity in our core markets has set us up to grow at scale, expand our work with existing merchants and attract new partners. We're thrilled that we are teaming up with Amazon to enable customers in the U.S. to pay with Venmo at checkout."

Dan Schulman
President and CEO

Q3 2021 Results 2

Key Operating and Financial Metrics


Net New Active Accounts
(12%)
15.2M
13.3M
Q3'20
Q3'21


Total Payment Volume
+24%[1]
$247B
$310B
Q3'20
Q3'21


Net Revenues
+13%[2]
$5.46B
$6.18B
Q3'20
Q3'21


GAAP[3] / Non-GAAP EPS[4]
GAAP
+7%
$0.86
$0.92
Q3'20
Q3'21
Non-GAAP
+4%
$1.07
$1.11
Q3'20
Q3'21


Operating Cash Flow[5] / Free Cash Flow[4,5]
Operating Cash Flow
+15%
$1.31B
$1.51B
Q3'20
Q3'21
Free Cash Flow
+20%
$1.07B
$1.29B
Q3'20
Q3'21

1. On an FXN basis; on a spot basis TPV grew 26% 2. On an FXN and spot basis 3. Net gains on PayPal's strategic investment portfolio favorably impacted EPS by $0.13 in both Q3'21 and Q3'20
4. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release 5. Reflects the impact of reclassification as described in our Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 3, 2021

Financial Highlights

Q3'21: Solid performance across financial metrics

- Net revenue of $6.18 billion, growing 13% on a spot and FXN basis
- GAAP operating margin of 16.9%, declining 103 basis points; non-GAAP operating margin of 23.8%, declining 342 basis points
- GAAP EPS of $0.92, up 7%; non-GAAP EPS of $1.11, up 4%
  - GAAP EPS includes net gains of $0.13 on PayPal's strategic investment portfolio for both Q3'21 and Q3'20, driven primarily by MercadoLibre (NASDAQ: MELI)

> "Our third quarter performance demonstrates the strength of our diversified platform, our global reach, and the scalability of our business. The powerful and accelerating secular tailwinds of increasing ecommerce penetration and cash displacement have helped to advance our leadership position."
>
> John Rainey
> **CFO and EVP, Global Customer Operations**

Balance Sheet and Liquidity Strengthening balance sheet and strong cash flow generation • Cash, cash equivalents, and investments totaled $20.0 billion as of September 30, 2021 • Debt totaled $8.9 billion as of September 30, 2021 • Generated cash flow from operations of $1.51 billion, up 15%, and free cash flow of $1.29 billion, up 20% • In Q3’21, PayPal repurchased approximately 1.27 million shares of common stock, returning $350 million to stockholders Rolling out new consumer experiences and expanding internationally • Teaming up with Amazon to enable customers in the U.S. to pay with Venmo at checkout. Starting next year, customers will be able to make purchases on Amazon.com and the Amazon mobile shopping app using their Venmo accounts • In October, closed the acquisition of Paidy, a leading two-sided payments platform and provider of buy now, pay later solutions in Japan for approximately $2.7 billion, principally in cash. The acquisition of Paidy will enhance PayPal’s capabilities and relevance in the domestic payments market in Japan, the third largest ecommerce market in the world, complementing the company’s existing cross-border ecommerce business in the country • Introduced new, personalized PayPal app with features and services such as in-app shopping tools, deals and rewards, up to two-day early access Direct Deposit, and bill pay. Announced plans to start rolling out PayPal Savings to customers in the U.S. in the coming months • Expanded cryptocurrency product offerings, launching the ability to buy, hold, and sell cryptocurrency in the UK and rolling out Cash Back to Crypto, a new way for Venmo Credit Card customers to automatically purchase cryptocurrency from their Venmo account using cash back earned from their card purchases Strategic Initiatives and Business Updates Q3’21: Significant customer and engagement growth • 13.3 million NNAs added, bringing total active accounts to 416 million, up 15% • 4.9 billion payment transactions, up 22% • $310 billion in TPV, up 26% on a spot basis, and 24% FXN • Merchant Services volume grew 31% on a spot basis, and 30% FXN, representing 97% of TPV • eBay Marketplaces volume declined 45% on a spot basis, and 46% FXN, representing 3% of TPV, compared to 7% in the prior year period • Venmo processed approximately $60 billion in TPV, growing 36% • 44.2 payment transactions per active account on a trailing twelve months basis, growing 10% Operating Highlights Q 3 20 21 R esults 3 Teaming up with Amazon to enable Venmo’s 80+ million users in the U.S. to pay with Venmo on Amazon.com starting in 2022

Q3 2021 Results 4

Q3'21 Financial and Operating Highlights

	Presented in millions, except per share data and percentages	Q3 2021	Q3 2020	YoY Growth		FXN YoY Growth
	Total Payment Volume (TPV)	$309,910	$246,691	$63,219	26%	24%
GAAP	Net revenues	$6,182	$5,459	$723	13%	13%
GAAP	Operating margin	16.9%	17.9%	**	(103bps)	N/A
GAAP	Effective tax rate	6.7%	10.8%	**	(4.1pts)	N/A
GAAP	Net income	$1,087	$1,021	$66	6%	N/A
GAAP	Diluted earnings per share	$0.92	$0.86	$0.06	7%	N/A
GAAP	Net cash provided by operating activities	$1,513	$1,314[1]	$199	15%	N/A
Non-GAAP	Net revenues	$6,182	$5,459	$723	13%	13%
Non-GAAP	Operating margin	23.8%	27.2%	**	(342bps)	N/A
Non-GAAP	Effective tax rate	7.0%	11.6%	**	(4.6pts)	N/A
Non-GAAP	Net income	$1,319	$1,275	$44	3%	N/A
Non-GAAP	Diluted earnings per share	$1.11	$1.07	$0.04	4%	N/A
Non-GAAP	Free cash flow	$1,286	$1,073[1]	$213	20%	N/A

1. Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021
** Not meaningful

Q 3 20 21 R esults 5 Q4’21 Guidance • PayPal expects net revenue to be in the range of ~$6.85 billion to ~$6.95 billion, representing growth of ~12%-14% at current spot rates • PayPal expects GAAP diluted earnings per share to be ~$0.79, compared to $1.32 in the prior year period, and for non- GAAP diluted earnings per share to grow ~4% to ~$1.12 • GAAP EPS guidance does not include any expectation of net realized and unrealized gains and losses on PayPal’s strategic investment portfolio • In the fourth quarter of 2020, GAAP EPS included a net gain of $0.60 on PayPal’s strategic investment portfolio • Estimated non-GAAP amounts for the three months ending December 31, 2021 reflect adjustments of approximately $530 million, including estimated stock-based compensation expense and related payroll taxes of approximately $410 million FY’21 Guidance • PayPal expects to add ~55 million NNAs, including ~3 million active accounts from the acquisition of Paidy • PayPal expects TPV growth to be in the range of ~33%-34% at current spot rates and ~31%-32% on an FXN basis • PayPal expects net revenue to be in the range of ~$25.3 billion to ~$25.4 billion, representing growth of ~18% at current spot rates and ~17% on an FXN basis • PayPal expects GAAP EPS to be ~$3.62, and non-GAAP EPS to grow ~19% to ~$4.60 • GAAP EPS guidance includes ~$0.24 of net realized and unrealized gains on PayPal’s strategic investment portfolio • In 2020, GAAP EPS included a net gain of ~$1.24 on PayPal’s strategic investment portfolio • Estimated non-GAAP amounts for the twelve months ending December 31, 2021 reflect adjustments of approximately $2.1 billion, primarily representing estimated stock-based compensation expense and related payroll taxes of approximately $1.6 billion Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information. Conference Call and Webcast PayPal Holdings, Inc. will host a conference call to discuss third quarter 2021 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link. Financial Guidance

Q 3 20 21 R esults 6 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non- GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow.” Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the fourth quarter and full year 2021, impact and timing of acquisitions, and the projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of the COVID-19 pandemic, natural disasters or other business interruptions on our business and financial condition, as well as our customers, suppliers, vendors and other business partners; the effect of global and regional political, economic, market, trade and related conditions that affect payments or commerce growth; our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities in our products and services and associated impacts; the stability, security and performance of our Payments Platform and Honey Platform; regulatory, antitrust, payment card association-related and other risks specific to our business, products and services; our ability to detect and prevent fraud; the impact of complex and changing laws and regulations worldwide, which expose us to potential liabilities, increased costs, and other adverse effects on our business; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities; our ability to successfully identify, manage, and integrate any existing and potential acquisitions; and our ability to attract, hire, and retain highly qualified personnel. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of

Q 3 20 21 R esults 7 © 2021 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners. Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www. sec.gov. All information in this release speaks as of November 8, 2021. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward- looking statements. Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom. paypal-corp.com/), PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey’s LinkedIn profile (www.linkedin.com/in/john-rainey-pypl), Dan Schulman’s Facebook page (https://www. facebook.com/DanSchulmanPayPal/) and Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the SEC, public conference calls, and webcasts. Investor Relations Contacts Gabrielle Rabinovitch grabinovitch@paypal.com Jesse Kreger jkreger@paypal.com Media Relations Contacts Amanda Miller amandacmiller@paypal.com Josh Criscoe jcriscoe@paypal.com

PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets September 30, 2021 December 31, 2020 (In millions, except par value) ASSETS Current assets: Cash and cash equivalents $ 7,782 $ 4,794 Short-term investments 5,510 8,289 Accounts receivable, net 736 577 Loans and interest receivable, net 3,713 2,769 Funds receivable and customer accounts 35,104 33,418 Prepaid expenses and other current assets 1,285 1,148 Total current assets 54,130 50,995 Long-term investments 6,753 6,089 Property and equipment, net 1,900 1,807 Goodwill 9,550 9,135 Intangible assets, net 808 1,048 Other assets 1,393 1,305 Total assets $ 74,534 $ 70,379 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 186 $ 252 Funds payable and amounts due to customers 37,804 35,418 Accrued expenses and other current liabilities 3,554 2,648 Income taxes payable 151 129 Total current liabilities 41,695 38,447 Deferred tax liability and other long-term liabilities 2,800 2,930 Long-term debt 7,949 8,939 Total liabilities 52,444 50,316 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,174 and 1,172 shares outstanding as of September 30, 2021 and December 31, 2020, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 124 and 117 shares as of September 30, 2021 and December 31, 2020, respectively (10,380) (8,507) Additional paid-in-capital 16,860 16,644 Retained earnings 15,734 12,366 Accumulated other comprehensive income (loss) (124) (484) Total PayPal stockholders’ equity 22,090 20,019 Noncontrolling interest — 44 Total equity 22,090 20,063 Total liabilities and equity $ 74,534 $ 70,379 Q 3 20 21 R esults 8

PayPal Holdings, Inc. Unaudited Condensed Consolidated Statements of Income Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 (In millions, except per share data) Net revenues $ 6,182 $ 5,459 $ 18,453 $ 15,338 Operating expenses: Transaction expense 2,564 2,022 7,363 5,604 Transaction and credit losses 268 344 710 1,375 Customer support and operations (1) 504 449 1,543 1,271 Sales and marketing (1) 549 471 1,779 1,256 Technology and development (1) 755 674 2,242 1,910 General and administrative (1) 498 503 1,544 1,501 Restructuring and other charges 1 19 60 95 Total operating expenses 5,139 4,482 15,241 13,012 Operating income 1,043 977 3,212 2,326 Other income (expense), net 122 167 181 880 Income before income taxes 1,165 1,144 3,393 3,206 Income tax expense 78 123 25 571 Net income $ 1,087 $ 1,021 $ 3,368 $ 2,635 Net income per share: Basic $ 0.93 $ 0.87 $ 2.87 $ 2.25 Diluted $ 0.92 $ 0.86 $ 2.84 $ 2.22 Weighted average shares: Basic 1,174 1,172 1,174 1,173 Diluted 1,187 1,190 1,187 1,186 (1) Includes stock-based compensation as follows: Customer support and operations $ 56 $ 63 $ 205 $ 179 Sales and marketing 38 45 134 131 Technology and development 117 138 403 384 General and administrative 100 127 348 330 $ 311 $ 373 $ 1,090 $ 1,024 Q 3 20 21 R esults 9

Q3 2021 Results 10

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
	(In millions)			
Cash flows from operating activities[1]:				
Net income	$ 1,087	$ 1,021	$ 3,368	$ 2,635
Adjustments to reconcile net income to net cash provided by operating activities:				
Transaction and credit losses	268	344	710	1,375
Depreciation and amortization	323	298	939	888
Stock-based compensation	300	364	1,058	999
Deferred income taxes	(72)	(37)	(175)	(6)
Net gains on strategic investments	(173)	(209)	(336)	(973)
Other	15	12	92	10
Changes in assets and liabilities:				
Accounts receivable	(43)	(40)	(155)	7
Accounts payable	(91)	(45)	(50)	(93)
Income taxes payable	(2)	(229)	18	(115)
Other assets and liabilities	(99)	(165)	(892)	(220)
Net cash provided by operating activities	1,513	1,314	4,577	4,507
Cash flows from investing activities[1]:				
Purchases of property and equipment	(227)	(241)	(695)	(640)
Proceeds from sales of property and equipment	2	—	3	120
Changes in principal loans receivable, net	(327)	520	(643)	523
Purchases of investments	(10,665)	(13,489)	(30,905)	(28,333)
Maturities and sales of investments	11,707	9,940	30,390	19,733
Acquisitions, net of cash and restricted cash acquired	—	3	(469)	(3,609)
Funds receivable	(164)	67	(37)	(1,078)
Net cash provided by (used in) investing activities	326	(3,200)	(2,356)	(13,284)
Cash flows from financing activities[1]:				
Proceeds from issuance of common stock	1	1	90	72
Purchases of treasury stock	(350)	(370)	(1,873)	(1,370)
Tax withholdings related to net share settlements of equity awards	(38)	(42)	(978)	(463)
Borrowings under financing arrangements	—	—	—	6,966
Repayments under financing arrangements	—	—	—	(3,000)
Funds payable and amounts due to customers	(429)	1,317	2,575	7,940
Other financing activities	—	—	—	(15)
Net cash (used in) provided by financing activities	(816)	906	(186)	10,130
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(72)	98	(106)	26
Net change in cash, cash equivalents, and restricted cash	951	(882)	1,929	1,379
Cash, cash equivalents, and restricted cash at beginning of period	19,018	18,004	18,040	15,743
Cash, cash equivalents, and restricted cash at end of period	$ 19,969	$ 17,122	$ 19,969	$ 17,122
Supplemental cash flow disclosures:				
Cash paid for interest	$ 12	$ 13	$ 121	$ 91
Cash paid for income taxes, net	$ 56	$ 374	$ 436	$ 444

[1] Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021.

Q3 2021 Results 11

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our core PayPal, PayPal Credit, Braintree, Venmo, Xoom, Zettle, and Hyperwallet products and services. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, to facilitate the purchase and sale of cryptocurrencies, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned primarily on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type	Three Months Ended				
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(In millions, except percentages)				
Transaction revenues	$ 5,607	$ 5,797	$ 5,621	$ 5,682	$ 5,076
Current quarter vs prior quarter	(3)%	3 %	(1)%	12 %	3 %
Current quarter vs prior year quarter	10 %	17 %	33 %	25 %	28 %
Percentage of total	91 %	93 %	93 %	93 %	93 %
Revenues from other value added services	575	441	412	434	383
Current quarter vs prior quarter	30 %	7 %	(5)%	13 %	21 %
Current quarter vs prior year quarter	50 %	40 %	2 %	2 %	(9)%
Percentage of total	9 %	7 %	7 %	7 %	7 %
Total net revenues	$ 6,182	$ 6,238	$ 6,033	$ 6,116	$ 5,459
Current quarter vs prior quarter	(1)%	3 %	(1)%	12 %	4 %
Current quarter vs prior year quarter	13 %	19 %	31 %	23 %	25 %

Net Revenues by Geography	Three Months Ended				
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(In millions, except percentages)				
U.S. net revenues	$ 3,476	$ 3,272	$ 3,063	$ 3,073	$ 2,820
Current quarter vs prior quarter	6 %	7 %	— %	9 %	6 %
Current quarter vs prior year quarter	23 %	23 %	24 %	18 %	21 %
Percentage of total	56 %	52 %	51 %	50 %	52 %
International net revenues	2,706	2,966	2,970	3,043	2,639
Current quarter vs prior quarter	(9)%	— %	(2)%	15 %	1 %
Current quarter vs prior year quarter	3 %	14 %	38 %	29 %	29 %
(FXN) Current quarter vs prior year quarter	2 %	10 %	35 %	29 %	30 %
Percentage of total	44 %	48 %	49 %	50 %	48 %
Total net revenues	$ 6,182	$ 6,238	$ 6,033	$ 6,116	$ 5,459
Current quarter vs prior quarter	(1)%	3 %	(1)%	12 %	4 %
Current quarter vs prior year quarter	13 %	19 %	31 %	23 %	25 %
(FXN) Current quarter vs prior year quarter	13 %	17 %	29 %	23 %	25 %

Q3 2021 Results 12

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(In millions, except percentages)				
Active accounts[1]	416	403	392	377	361
Current quarter vs prior quarter	3 %	3 %	4 %	4 %	4 %
Current quarter vs prior year quarter	15 %	16 %	21 %	24 %	22 %
Number of payment transactions[2]	4,900	4,735	4,371	4,408	4,013
Current quarter vs prior quarter	3 %	8 %	(1)%	10 %	7 %
Current quarter vs prior year quarter	22 %	27 %	34 %	27 %	30 %
Payment transactions per active account[3]	44.2	43.5	42.2	40.9	40.1
Current quarter vs prior quarter	2 %	3 %	3 %	2 %	2 %
Current quarter vs prior year quarter	10 %	11 %	7 %	1 %	1 %
TPV[4]	$ 309,910	$ 310,992	$ 285,447	$ 277,072	$ 246,691
Current quarter vs prior quarter	— %	9 %	3 %	12 %	11 %
Current quarter vs prior year quarter	26 %	40 %	50 %	39 %	38 %
(FXN) Current quarter vs prior year quarter	24 %	36 %	46 %	36 %	36 %
Transaction Expense Rate[5]	0.83 %	0.81 %	0.80 %	0.84 %	0.82 %
Transaction and Credit Loss Rate[6]	0.09 %	0.05 %	0.10 %	0.13 %	0.14 %
Transaction Margin[7]	54.2 %	56.8 %	57.8 %	55.9 %	56.7 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform or through our Honey Platform, not including gateway-exclusive transactions, within the past 12 months.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) TPV is the value of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is calculated by dividing transaction expense by TPV.

(6) Transaction and credit loss rate is calculated by dividing transaction and credit losses by TPV.

(7) Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Free cash flow represents operating cash flows less purchases of property and equipment. The company uses free cash flow as a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities. Q 3 20 21 R esults 13

PayPal Holdings, Inc. Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin Three Months Ended September 30, 2021 2020 (In millions, except percentages) (unaudited) GAAP net revenues $ 6,182 $ 5,459 GAAP operating income 1,043 977 Stock-based compensation expense and related employer payroll taxes 316 376 Amortization of acquired intangible assets 110 113 Restructuring — 19 Other(1) 1 — Total non-GAAP operating income adjustments 427 508 Non-GAAP operating income $ 1,470 $ 1,485 GAAP operating margin 17% 18 % Non-GAAP operating margin 24% 27% (1) The three months ended September 30, 2021 includes a charge associated with exiting a leased property. Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate Three Months Ended September 30, 2021 2020 (In millions, except per share data and percentages) (unaudited) GAAP income before income taxes $ 1,165 $ 1,144 GAAP income tax expense 78 123 GAAP net income 1,087 1,021 Non-GAAP adjustments to net income: Non-GAAP operating income adjustments (see table above) 427 508 Net gains on strategic investments (173) (209) Other(1) 43 — Tax effect of non-GAAP adjustments (65) (45) Non-GAAP net income $ 1,319 $ 1,275 Diluted net income per share: GAAP $ 0.92 $ 0.86 Non-GAAP $ 1.11 $ 1.07 Shares used in GAAP diluted share calculation 1,187 1,190 Shares used in non-GAAP diluted share calculation 1,187 1,190 GAAP effective tax rate 7% 11 % Tax effect of non-GAAP adjustments to net income — % 1 % Non-GAAP effective tax rate 7% 12% (1) The three months ended September 30, 2021 includes tax expense related to intra-group transfer of intellectual property. Q 3 20 21 R esults 14

PayPal Holdings, Inc. Reconciliation of Operating Cash Flow to Free Cash Flow Three Months Ended September 30, 2021 2020 (In millions/unaudited) Net cash provided by operating activities(1) $ 1,513 $ 1,314 Less: Purchases of property and equipment (227) (241) Free cash flow $ 1,286 $ 1,073 (1) Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021. Q 3 20 21 R esults 15